Exhibit 5.1
November 28, 2007
Nordstrom, Inc.
1700 Seventh Avenue, 7th Floor
Seattle, Washington 98101
     Re: Registration Statement on Form S-3 Filed by Nordstrom, Inc.
Ladies & Gentlemen:
     We have acted as counsel to Nordstrom, Inc., a Washington corporation (the “Company”) in connection with the authorization of the issuance and sale from time to time by the Company of debt securities in one or more series (the “Securities”), as contemplated by the Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Securities will be issued under an Indenture (the “Indenture”), to be entered into by and between the Company, as issuer, and Wells Fargo Bank, N.A., as trustee (the “Trustee”) in the form included as Exhibit 4.1 to the Registration Statement.
     In connection with the opinion expressed herein, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Securities and (iii) the Registration Statement, the Indenture and the exhibits thereto, as well as matters of law as we have deemed necessary for purposes of this opinion. In rendering this opinion, we have relied as to certain factual matters upon certificates of officers of the Company and we have, with your consent, assumed that all representations and warranties contained in the Indenture are true and correct. We have not independently checked or verified the accuracy of the statements contained therein.
     Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that: (i) the Indenture has been duly authorized by the Company, and when duly executed and delivered by the Company and duly authorized, executed and delivered by the Trustee, the Indenture will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and (ii) the Securities, when executed by the Company and authenticated by the Trustee in accordance with the Indenture, issued and sold in accordance with the Registration Statement and delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture.
     For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also

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Nordstrom, Inc.
November 28, 2007

assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. Further, in rendering the foregoing opinion, we have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each series of Securities will have been established in accordance with the authorizing resolutions duly adopted by the board of directors (or duly authorized committee thereof) of the Company, the Articles of Incorporation of the Company and applicable law, in each case as then in effect; (iv) the terms of the Indenture and any supplemental indenture, each as applicable to the particular Securities, are consistent with the description of the terms of such indenture, agreement or certificate set forth in the Registration Statement and in the Prospectus; (v) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement, as amended, and the Indenture and any necessary supplemental indenture or amendment to the Indenture (and the Indenture and any such supplemental indenture or amendment shall have been duly executed and delivered by the Company and the trustee thereunder); (vi) resolutions authorizing the Company to issue, offer and sell Securities of the form and terms then-offered will have been duly adopted by the board of directors of the Company and will be in full force and effect at all times at which such Securities are offered or sold by the Company; (vii) all Securities will be issued in compliance with applicable federal and state securities laws; (viii) the Indenture is, and any supplemental indenture will be, a valid and binding obligation of the trustee; (ix) all terms of any Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us with regard to those Securities and, if applicable, duly executed by the Company and the Trustee; (x) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained; (xi) at the time of the issuance, sale and delivery of each such Security (y) the authorization of such Security by the Company will not have been modified or rescinded and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and (z) the issuance, sale and delivery of such Security, the terms of such Security, the terms of any agreement, any supplemental indenture to the Indenture applicable to such Security and compliance by the Company with the terms of such Security and the terms of any such agreement or indenture will not violate any applicable law, any agreement or instrument then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; (xii) the Securities will be

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November 28, 2007

duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture (xiii) all blanks have been completed and are in accordance with the agreement of the parties, all exhibits have been attached appropriately, and no other substantive alterations have been made to the Indenture or the Securities; (xiv) all natural persons who are signatories to any of the documents, certificates or certifications given in connection with the transactions contemplated by the Indenture and the Securities are legally competent to enter into contracts; (xv) the parties to the Indenture and the Securities will each have received adequate consideration to support the transactions contemplated therein and thereby; and (xvi) the Trustee is qualified to act as trustee in accordance with the Trust Indenture Act.
     Our opinion as set forth herein is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability, including those relating to or affecting creditors’ rights generally, (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity, the exercise of judicial discretion and limitations imposed with respect to ex parte remedies and other self-help and nonjudicial relief; (iii) an implied covenant of good faith and fair dealing in enforcement of any obligation; (iv) statutory and case law governing cumulative or concurrent remedies, acceleration of a debt without notice, (v) limitations on the enforceability of waivers of defenses, rights of set-off and laws providing protection for debtors; (vi) applicable statutes of limitation; and (vii) limitations imposed by reason of public policy. We express no opinion with regard to (a) provisions providing for indemnification, exculpation or contribution; (b) any provision requiring the payment of attorneys’ fees where such payment is contrary to law or public policy, (c) provisions imposing liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (d) consents to or restrictions upon governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (e) provisions for election or cumulation of rights or remedies, (f) provisions authorizing or validating conclusive or discretionary determinations, (g) compliance with laws relating to permissible interest rates, (h) provisions providing for the appointment of the creditor as attorney-in-fact without adequate approval of the party upon whose behalf actions may be taken, (i) provisions providing that the acceptance of payments or the delay in exercising or failure to exercise any rights or remedies does not constitute waiver or (j) provisions providing for the severability of clauses from documents. Notwithstanding any integration provisions or statutory notices disclaiming oral agreements contained in any agreement, and regardless of whether any provisions of the agreements are found to be ambiguous, Washington courts may examine parol evidence in order to determine the intent of the parties to any of the agreements.
     By use of the terms “enforceable” and “enforceability” in this opinion, we mean only that, in our opinion, a contract between the applicable parties has been formed and that a practical remedy is available if a party does not materially comply with the terms of the applicable agreement. Enforceability does not imply that every provision of an agreement will be upheld and enforced by a court or arbitrator under all circumstances.
     The opinions expressed herein are limited to the federal securities laws of the United States of America and the laws of the State of Washington, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction. We note that the Indenture contains a choice of law provision choosing application of the laws of the State of New York. Our opinion is based on the assumption that the internal laws of the State of New York are, without regard to its choice of law or conflict of law principles, identical to the substantive laws of the State of Washington.
     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes. The opinions expressed herein are limited to the specific matters addressed herein, and no opinions beyond the scope of such matters are implied. This opinion is as of the date

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hereof, and we disclaim any obligation to advise you of any change which hereafter may be brought to our attention.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Lane Powell PC under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ LANE POWELL pc